UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2009

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2009, the Board of Directors of TiVo Inc. approved the Fiscal Year 2010 Bonus Plan For Executive Officers. The Fiscal Year 2010 Bonus Plan For Executive Officers provides for certain incentive compensation for the Company’s executive officers. Under the Fiscal Year 2010 Bonus Plan For Executive Officers, cash bonuses, if any, will be based on the Company’s achievement of specified corporate and departmental goals at the end of fiscal year 2010, as determined by the Compensation Committee and/or the Board of Directors. A summary of the Fiscal Year 2010 Bonus Plan For Executive Officers is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On March 25, 2009, the Board of Directors of TiVo Inc. approved an amended and restated Code of Conduct (the “Code”). The Code applies to all officers, directors and employees of the Company. The Code was amended and restated to clarify the conflict of interest obligations which apply to the non-employee members of TiVo’s Board, who are required to comply with their fiduciary duties to TiVo and its shareholders, such as their duties of due care and loyalty, but are otherwise not bound to the specific conflict of interest requirements set forth in the Code for employees.

The above summary of the revision to the Code is qualified in its entirety by reference to the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Code will also be posted on the corporate governance page of the Company’s website at www.tivo.com. The contents of TiVo’s website are not incorporated by reference in this report or made a part hereof for any purpose.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

10.1	TiVo Inc. Fiscal Year 2010 Bonus Plan For Executive Officers.

14.1	TiVo Inc. Amended & Restated Code of Conduct, as amended March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 31, 2009	By:	/s/ Anna Brunelle
Anna Brunelle Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	TiVo Inc. Fiscal Year 2010 Bonus Plan For Executive Officers.

14.1	TiVo Inc. Amended & Restated Code of Conduct, as amended March 25, 2009.